Exhibit 99.1

Kopin Provides Business Update and First Quarter 2019 Operating Results

  Begins Shipping Displays to Fulfill Order from Tier One Enterprise Customer
  Completes Equity Offering raising approximately $8.8 million (A)
  Ongoing Program to Reduce Cost Structure, Streamline Active Product Programs

WESTBOROUGH, Mass.--(BUSINESS WIRE)--May 7, 2019--Kopin Corporation (NASDAQ:KOPN) a leading developer of innovative wearable computing technologies and solutions, today provided an update on its business initiatives and reported financial results for the first quarter ended March 30, 2019.

“We began the year with a number of developments that we believe point to 2019 as a strong year for adoption of augmented reality (AR) by enterprises,” said Dr. John C.C. Fan, CEO of Kopin. “We recently received a significant follow-on purchase order for displays from the leading Tier One U.S. customer we discussed in our review of our 2018 fourth quarter results. In addition, other Kopin customers have announced design wins for industrial headsets deployed globally across various vertical markets, including aviation, consumer packaged goods, and autos. We believe Kopin is the largest provider of micro-displays sold into the enterprise market segment and the strength of this forecasted demand puts us on track to more than triple the number of micro-displays shipped this year to enterprise customers. At the same time, our military business is meeting key development milestones and all of our major programs performed in line with expectations: F-35 Fighter Jet program; FWS-I and FWS-CS; and the new armored vehicle program. Finally, the $150 million OLED fabrication facility being built by our partner BOE is on schedule. With OLED capacity coming on line in the second half of this year we look for the supply to stimulate demand for consumer AR/VR applications.”

Dr. Fan continued, “Operationally we have taken steps to improve our financial position. In addition to raising approximately $8.8 million of cash in an equity offering to strengthen our balance sheet, we are assessing the current status of the wearables market, and in response have narrowed our various product strategies. We have discussed previously that many of our technologies and product development programs have reached the harvest stage and as such we have consolidated certain activities and taken write-offs, even as we continue to actively explore different commercialization strategies for our technologies,” concluded Dr. Fan.

First Quarter Financial Results

Total revenues for the first quarter ended March 30, 2019 were $5.5 million, compared with $5.7 million for the first quarter ended March 31, 2018.

Cost of product revenues were $5.9 million for the first quarter ended March 30, 2019, compared with $4.1 million for the first quarter ended March 31, 2018. Included in cost of product revenues for Q1 2019 is a $1.2 million write-off of excess inventory.

Research and development (R&D) expenses for the first quarter of 2019 were $5.0 million compared to $4.5 million for the first quarter of 2018. Included in R&D for the quarter ended March 30, 2019 is $0.5 million of materials associated with development programs that are being curtailed.

Selling, general and administrative (SG&A) expenses were $6.3 million for the first quarter of 2019 compared to $6.9 million for the first quarter of 2018.

Net loss attributable to the controlling interest for the first quarter of 2019 was $11.3 million, or $0.15 per share, compared with net loss of $5.5 million, or $0.08 per share, for the first quarter of 2018. Included in the first quarter of 2018 was $1.0 million from insurance proceeds and an approximate $2.8 million gain from the exchange of certain intellectual property for an equity investment.

In March/April, 2019 the Company sold approximately 8.0 million shares of registered common stock for gross proceeds of approximately $8.8 million to improve financial flexibility and strengthen its balance sheet. Net cash used in operating activities for the first quarter ended March 30, 2019 was approximately $7.8 million. Kopin’s cash and equivalents and marketable securities were approximately $36.9 million at March 30, 2019 as compared to $37.2 million at December 29, 2018, with no long-term debt.

During the first quarter of 2019 Kopin had five patents granted and filed six new applications. Kopin has over 300 patents and patents pending, almost all of which are related to wearable applications.

All amounts above are estimates and readers should refer to our Form 10-Q for the quarter ended March 30, 2019, for final disposition as well as important risk factors.

(A) Includes exercise of overallotment which occurred on April 10, 2019.

Conference Call

To participate, please dial 877-709-8150 (U.S. and Canada) or (201) 689-8354 (International). The call will also be available as a live and archived audio webcast on the “Investors” section of the Kopin website at www.kopin.com.

Forward-Looking Statements

Statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by such sections. Words such as “expects,” “believes,” “can,” “will,” “estimates,” and variations of such words and similar expressions, and the negatives thereof, are intended to identify such forward-looking statements. We caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and advise readers that these forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, estimates, and assumptions by us that are difficult to predict. Various factors, some of which are beyond our control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany the forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release, except as may otherwise be required by the federal securities laws. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management's expectations are described in Part I, Item 1A, Risk Factors; Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and other parts of our Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include: our belief that 2019 may be a strong year for adoption of augmented reality by enterprises; our belief and estimate that the strength of the forecasted demand for displays puts us on track to more than triple the number of displays shipped this year to enterprise customers; our expectation that OLED capacity coming on line in the second half of this year will stimulate demand for consumer AR/VR applications; our ability to obtain raw materials and other goods as well as services from our suppliers as needed; our intent to continue focusing our development efforts on proprietary wearable computing systems; the potential for customers to choose our competitors as their supplier; our expectation that we will have negative cash flow from operating activities in 2019; our ability to prosecute and defend our proprietary technology aggressively or successfully; our ability to retain personnel with experience and expertise relevant to our business; our ability to invest in research and development to achieve profitability even during periods when we are not profitable; our ability to continue to introduce new products in our target markets; the degree to which our wearable technology is embraced by consumers and commercial users; our ability to develop and expand our wearable technologies and to market and license our concept systems and components; our ability to generate revenue growth and positive cash flow, and reach profitability; the strengthening of the U.S. dollar and its effects on the price of our products in foreign markets; the impact of new regulations and customer demands relating to conflict minerals; our ability to obtain a competitive advantage in the wearable technologies market through our extensive portfolio of patents, trade secrets and non-patented know-how; our ability to grow within our targeted markets; smartphone makers’ intent to create products that work as a complement to smartphones or that will eventually replace smartphones with more convenient configurations; the importance of small form factor displays in the development of military, consumer, and industrial products such as thermal weapon sights, safety equipment, virtual and augmented reality gaming, training and simulation products and metrology tools; our ability to successfully offer and market our SOLOS smart glasses directly via the Internet; the suitability of our properties for our needs for the foreseeable future; our expectation not to pay cash dividends for the foreseeable future and to retain earnings for the development of our businesses; our expectation that we will expend between $1.5 million and $2.0 million on capital expenditures over the next twelve months; if we do not soon achieve and maintain positive cash flow and profitability, our financial condition will ultimately be materially adversely affected, and we will be required to reduce expenses, including our investments in research and development or raise additional capital; our ability to support our operations and capital needs for at least the next twelve months through our available cash resources; our expectation that we will incur taxes based on our foreign operations in 2019; and our expectation that we will have a state tax provision in 2019.

Kopin Corporation
Supplemental Information
(Unaudited)

	Three Months Ended

	March 30, 2019	March 31, 2018
Display Revenues by Category (in millions)
Military Applications	$1.4	$2.3
Industrial Applications	2.5	1.8
Consumer Applications	0.7	0.9
Other	-	0.1
Research and Development	0.9	0.6
Total	$5.5	$5.7

Stock-Based Compensation Expense
Continuing Operations
Cost of component revenues	$32,000	$110,000
Research and development	105,000	274,000
Selling, general and administrative	679,000	1,015,000
	$816,000	$1,399,000

Other Financial Information
Depreciation and amortization	$264,000	$555,000

Kopin Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018
Revenues:
Net product revenues	$4,613,856	$5,044,809
Research and development revenues	929,069	608,811
	5,542,925	5,653,620
Expenses:
Cost of product revenues	5,877,077	4,062,191
Research and development	4,966,716	4,451,653
Selling, general and administrative	6,282,803	6,931,410
	17,126,596	15,445,254

Loss from operations	(11,583,671)	(9,791,634)

Other income (expense), net	289,761	4,319,530

Loss before provision for income taxes and net income	(11,293,910)	(5,472,104)
from noncontrolling interest

Tax provision	(26,000)	-

Net loss	(11,319,910)	(5,472,104)

Net income attributable to noncontrolling interest	(11,017)	(64,174)

Net loss attributable to the controlling interest	$(11,330,927)	$(5,536,278)

Net loss per share:
Basic	$(0.15)	$(0.08)
Diluted	$(0.15)	$(0.08)

Weighted average number of common shares outstanding:
Basic	74,968,981	73,078,344
Diluted	74,968,981	73,078,344

Kopin Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	March 30, 2019	December 29, 2018
ASSETS
Current assets:
Cash and marketable securities	$36,872,442	$37,244,363
Accounts receivable, net	3,800,689	3,088,360
Inventory	4,174,350	3,089,663
Contract assets and unbilled receivables	2,141,677	4,797,238
Prepaid and other current assets	1,027,841	1,184,401
Total current assets	48,016,999	49,404,025

Plant and equipment, net	2,234,285	2,598,842
Goodwill	331,344	331,344
Equity investments	5,650,099	5,565,499
Other assets	1,697,599	1,649,401
Operating lease right-of-use assets	3,496,947	-
Total assets	$61,427,273	$59,549,111

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,492,572	$3,921,878
Accrued expenses	5,707,779	5,510,554
Deferred income taxes	535,000	546,000
Contract liabilities and billings in excess of revenue earned	1,189,772	388,933
Operating lease liabilities	1,002,309	-

Total current liabilities	12,927,432	10,367,365

Other long term obligations	1,044,147	1,214,827
Operating lease liabilities, net of current portion	2,585,906	-
Asset retirement obligations	260,846	254,098

Total Kopin Corporation stockholders' equity	44,746,978	47,861,874
Noncontrolling interest	(138,036)	(149,053)
Total stockholders' equity	44,608,942	47,712,821
Total liabilities and stockholders' equity	$61,427,273	$59,549,111

CONTACT:
Kopin Corporation
Richard Sneider, 508-870-5959
Treasurer and Chief Financial Officer
Richard_Sneider@kopin.com

OR

Market Street Partners
Joann Horne, 415-445-3233
JHorne@marketstreetpartners.com